THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THEY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         _________________________


                        CONVERTIBLE PROMISSORY NOTE

                                     OF

                          TRINITY COMPANIES, INC.

Up to $55,000                                     Dated as of June 30, 2002


     Trinity Companies, Inc., a Utah corporation (the "Company"), for value received, hereby promises to pay to Kings Peak Advisors, LLC, a Utah limited liability company (the "Noteholder"), at 1338 South Foothill Drive, Suite 171, Salt Lake City, Utah 84108, or its assigns, the sum of Fifty-Five Thousand Dollars ($55,000), or such other greater or lesser amount as may be outstanding, plus interest accrued on outstanding principal, at a rate of nine percent (9%) per annum, compounded annually, and calculated from the date of this convertible promissory note (this "Note") until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof). The outstanding principal amount of this Note, and the interest accrued thereon, shall be due and payable at the principal offices of the Noteholder or by mail to the registered address of the holder of this Note on the earliest to occur of (i) June 29, 2003, ("Maturity Date"), or (ii) when, upon or during the occurrence of an Event of Default (as defined in paragraph 8 below), such amounts are declared due and payable by Noteholder or made automatically due and payable in accordance with the terms hereof, unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note. This Note is being issued in connection with a Note and Warrant Purchase Agreement between Company, Noteholder and other purchasers listed on Schedule A attached thereto dated as of an even date herewith ("Note and Warrant Purchase Agreement")

     The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. The following definitions shall apply for all purposes of this Note:

          1.1 "Company" shall mean the Company as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

          1.2 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, this Note is converted into the Conversion Stock at the Note Conversion Price.

          1.3 "Conversion Stock" shall mean the Common Stock of the Company. The number and character of shares of Conversion Stock (as adjusted for stock splits, stock dividends, recapitalizations, reclassifications, or the like) and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

          1.4 "Next Equity Financing" shall mean the next equity financing of the Company in which the Company sells a minimum of 500,000 shares of the Company's Common Stock.

          1.5 "Note Conversion Price" shall be equal to the product of (i) the price per share paid by investors in the Next Equity Financing multiplied by (ii) eighty percent (80%).

          1.6 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     2. Automatic Conversion of Note. Immediately upon the closing of a Next Equity Financing, this Note shall automatically be converted in Conversion Stock at the Note Conversion Price. Noteholder shall receive a certificate representing the Conversion Stock only upon surrender of this Note at the principal offices of the Company.

     3. Issuance of Conversion Stock. As soon as practicable after conversion and surrender of this Note, the Company will (i) at its expense, cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note; and (ii) if the conversion is in connection with the Next Equity Financing, execute and deliver such agreements and documents that are necessary to afford the Noteholder the same rights, preferences and privileges, contractual or otherwise, as the holders of the Common Stock issued in the Next Equity Financing. Such conversion shall be deemed to have been made (A) under Section 2 above and
(B) immediately prior to the close of business on the Conversion Date. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

     4.   Adjustments and Reservation of Shares.

          4.1 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

          4.2 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.


          4.3 Reservation of Stock. The Company has taken all necessary corporate action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Conversion Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Conversion Stock or other securities to such number of shares of Conversion Stock or other securities as shall be sufficient for such purpose.

     5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

     6. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a stockholder of the Company for any purpose.

     7. Corporate Action; No Impairment. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Noteholder under this Note against wrongful impairment.

     8. Default. Ten (10) days after written notice from Noteholder to the Company for monetary defaults and thirty (30) days after written notice from Noteholder to the Company for non-monetary defaults, if such defaults are not cured within such ten (10) day or thirty day (30) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

     a. Default in Payment. If the Company fails to make any payment due and payable under the terms of this Note, the Note and Warrant Purchase Agreement or any other document executed in connection therewith.

     b. Representations and Warranties. If any of the representations and warranties made by the Company shall be false or misleading in any material respect when made.

     c. Covenants. If the Company shall be in material default under any of the material terms, covenants, conditions, or obligations under this Note, the Note and Warrant Purchase Agreement or any other document executed in connection therewith.

     d. Dissolution. If the Company is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.


     h. Bankruptcy. If a petition in bankruptcy is filed against the Company, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by the Company or a receiver, trustee or custodian of any part of the Collateral is appointed; or if the Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

In the event of an Event of Default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, by written notice to the Company, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

     9. Waiver and Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF BOTH THE COMPANY AND THE NOTEHOLDER.

     10. Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

     11. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12. Construction of Note. The terms of this Note have been negotiated by the Company, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Company or Noteholder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

     13. Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

          (i)  If to the Noteholder:
               Kings Peak Advisors, LLC
               1338 South Foothill Drive, Suite 171,
               Salt Lake City, Utah 84108
               Attention:  Edward Mooney

          (ii) If to Company:
               Trinity Companies, Inc.
               2526 Durant Ave, 1st Floor
               Berkeley, CA 94704
               Attention:  Doug Cole

               With copy to:
               Parsons Behle & Latimer
               333 South 520 West, Suite 220
               Lindon, Utah 84042
               Attention:  Brent Christensen, Esq.

or to such other address as may have been furnished to the other party in writing pursuant to this Section 13, except that notices of change of address shall only be effective upon receipt.

     14. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.


     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

                              TRINITY COMPANIES, INC.


                              By:
                              Name:  Doug Cole
                              Its:  President


Acknowledgement of Delivery of Note

                              KINGS PEAK ADVISORS, LLC


                              By:
                              Name:  Edward Mooney
                              Title:  Managing Member